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EXHIBIT 99.B9



                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP


We consent to the reference to our firm in the Statement of Additional Information included in Post-Effective Amendment No. 2 to the Registration Statement on Form N-4 for certain variable annuity contracts, issued through the MetLife Investors Variable Annuity Account One (File No. 333-52272). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                                            SUTHERLAND ASBILL & BRENNAN LLP



                                            By: /S/ W. Thomas Conner
                                                --------------------------------
                                                     W. Thomas Conner

Washington, D.C.
April 29, 2002